Exhibit 99.1
BIOZONE PHARMACEUTICALS, INC.

COMPLETES $2.25 MILLION BRIDGE FINANCING

March 30, 2011; Miami, Florida – BioZone Pharmaceuticals, Inc. (OTC: BZNE) announced today that it closed a $2.25 million bridge financing. The Company previously announced that it recently entered into $2.25 million of Secured Purchase Agreements for issuance of 10% secured promissory bridge notes due August 24, 2011.  In connection with the sale of the bridge notes, the Company also entered into a Registration Rights Agreement, a Pledge and Security Agreement and issued warrants.

The Company intends to utilize a portion of the proceeds from the sale of the bridge notes for advances to BioZone Laboratories, Inc. and related companies (“BioZone Labs”) in contemplation of the acquisition of BioZone Labs. The Company previously announced that it entered into a binding option and letter of intent with BioZone Labs to purchase all of the issued and outstanding common shares of the BioZone Laboratories family of companies in exchange for 31 million shares of the Company’s common stock.

BioZone Labs, a specialty pharmaceutical company founded in 1989, has a robust drug pipeline addressing unmet medical needs in potential billion dollar markets.  BioZone Labs develops, manufactures and markets drugs using its patented QuSomeTM technology platform, which is used to enhance drug solubility.

Brian Keller, BioZone Labs co-founder and CEO, stated, “We are delighted that BioZone Pharmaceuticals has taken the first step necessary to provide us with the financial support to grow our pipeline and expand our production capacity. We look forward to the culmination of the acquisition and the exciting road ahead as we build the combined BioZone Pharmaceuticals and BioZone Laboratories into a world class specialty pharmaceutical company.”

Safe Harbor Statement

The information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States securities laws.  These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.  Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of research activities, assumptions associated with the use and efficacy of drugs and formulations, the ability to market, produce and sell drugs, risks relating to product and customer demand, market acceptance of our products, the effect of economic conditions both nationally and internationally, the ability to protect our intellectual property rights, the impact of any litigation or infringement actions brought against us, competition for other providers and products, risks inherent in product and drug development,  regulatory approval and compliance with applicable laws, rules and regulations governing our manufacturing and facilities, availability of capital to fund our research and development programs and for continuing operations, the ability to complete transactions, and the resulting dilution caused by the raising of capital through the sale of shares, exercises of options and warrants and the additional disclosures under the heading “Risk Factors” which appear in our reports and filings with the United States Securities and Exchange Commission which can be accessed at www.sec.gov.  Although we have attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended.  There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements.  Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Investor Relations Contact:

Arthur Douglas and Associates
Art Batson, 407-478-1120